UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2019

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 12, 2019, Newell Brands Inc. (the “Company”) issued a press release (the “Tender Offers Press Release”) announcing the commencement of cash tender offers (the “Tender Offers”) for (i) any and all (the “Any and All Offer”) of the Company’s 3.900% Notes due 2025 and 4.000% Notes due 2024 (together, the “Any and All Notes”) and (ii) up to the Maximum Waterfall Tender Amount (as defined below) in aggregate principal amount of the Company’s 3.850% Notes due 2023, 4.000% Notes due 2022 and 4.200% Notes due 2026. The “Maximum Waterfall Tender Amount” is an aggregate principal amount equal to $700,000,000 less the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase in the Any and All Offer. The Tender Offers are being made pursuant to, and are subject to the satisfaction or waiver of the terms and conditions set forth in the Offer to Purchase, dated August 12, 2019 (the “Offer to Purchase”) and, in the case of the Any and All Offer, the related Notice of Guaranteed Delivery.

A copy of the Tender Offers Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the above-referenced Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Newell Brands Inc., dated August 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: August 12, 2019	By:	/s/ Bradford R. Turner Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary